Exhibit 99.1
Wintrust Financial Corporation
727 North Bank Lane, Lake Forest, Illinois 60045
News Release

FOR IMMEDIATE RELEASE	May 31, 2006
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 615-4096
Website address: www.wintrust.com
WINTRUST FINANCIAL ANNOUNCES CLOSING OF ACQUISITION OF HINSBROOK BANCSHARES, INC.
     LAKE FOREST, ILLINOIS — Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) today announced the completion of its previously announced acquisition of 100% of the ownership interest of Hinsbrook Bancshares, Inc. (“HBI”). HBI is the parent company of Hinsbrook Bank & Trust which has five Illinois locations in Willowbrook, Downers Grove, Darien, Glen Ellyn and Geneva. Hinsbrook Bank & Trust began operations as a de novo bank in 1987 and has total assets of approximately $515 million.
     “We are excited about combining resources with Wintrust,” said Robert K. Buhrke, HBI’s President and CEO. “We have continually sought to enhance our products and services. This is a great partnership with a successful organization that is similarly-minded in their philosophy of offering highly personalized customer-oriented retail and commercial banking services. Wintrust will also provide our bank with financial capabilities to support further expansion.” Mr. Buhrke emphasized that by joining forces with Wintrust, Hinsbrook Bank & Trust’s customers will not only continue to deal with the same banking staff, but will also gain access to a wider range of products and services. “We clearly see benefits for our customers and employees and we are glad to be a part of the Wintrust family,” he said.
     “This transaction is a great opportunity for both companies,” stated Edward J. Wehmer, President and CEO of Wintrust. “Similar to Wintrust’s origin, Hinsbrook Bank & Trust began as a de novo bank and shares our commitment to community banking and customer service. The physical locations of Hinsbrook Bank & Trust in Willowbrook, Downers Grove and Darien are complementary to our existing Hinsdale Bank and Trust locations and the Hinsbrook Bank & Trust location in Glen Ellyn is complementary to our existing Wheaton Bank and Trust locations. Before the end of 2006, we expect to merge these complementary locations together, move the existing Hinsbrook Bank & Trust charter to Geneva, rename the charter and operate it as a separate bank charter in the Geneva and St. Charles markets. Hinsbrook Bank has a terrific operating culture, solid growth and profitability, and a dedicated board of directors and management team.”
TERMS OF THE TRANSACTION
     Under the terms of the merger agreement, shareholders of HBI could elect to receive, in exchange for their shares of HBI common stock, merger consideration in the form of shares of Wintrust common stock, cash or a combination of Wintrust common stock and cash, subject to Wintrust’s right to prorate the aggregate proceeds paid in the merger. Shareholders who elected to receive, in exchange for their shares of HBI common stock, shares of Wintrust common stock will have each of their shares of HBI common stock converted into 0.819 shares of Wintrust’s common stock. As a result of the elections made by the shareholders and giving effect to the proration procedures permitted in the merger agreement, all other shareholders will receive a combination of Wintrust common stock and cash. At the closing, HBI had outstanding 2,761,723 shares of common stock, of which approximately 1,367,802 shares will be converted (on a per share basis) into 0.819 shares of Wintrust’s common stock and 1,393,921 shares will receive cash in the amount of $41.59 per share. HBI also had in-the-money options to acquire approximately 2,047 shares of Wintrust common stock at an average exercise price of approximately $24.42. The shares of Wintrust common stock issued in the transaction have been registered under the Securities Act of 1933. The consummation of the transaction is not expected to have a material impact on Wintrust’s 2006 earnings per share.
ABOUT WINTRUST
     Wintrust is a financial holding company with assets of approximately $9 billion whose common stock is traded on the Nasdaq Stock Market (Nasdaq: WTFC). After taking into account the acquisition of HBI, Wintrust operates fifteen community bank subsidiaries that are located in the greater Chicago and Milwaukee market areas. Additionally, the Company operates various non-bank subsidiaries including one of the largest commercial insurance premium finance companies operating in the United States, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, companies engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services including broker-dealer, money management services, advisory services, and trust and estate services. Currently, including the five offices acquired in this transaction, Wintrust operates a total of 71 banking offices and is in the process of constructing several additional branch facilities.

FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things , statements relating to the Company’s projected growth, anticipated improvements in earnings, earnings per share and other financial performance measures, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial results of condition from expected developments or events, the Company’s business and growth strategies, including anticipated internal growth, plans to form additional de novo banks and to open new branch offices, and to pursue additional potential development or acquisitions of banks, wealth management entities or specialty finance businesses. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:
•	Competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services).

•	Changes in the interest rate environment, which may influence, among other things, the growth of loans and deposits, the quality of the Company’s loan portfolio, the pricing of loans and deposits and interest income.

•	The extent of defaults and losses on our loan portfolio.

•	Unexpected difficulties or unanticipated developments related to the Company’s strategy of de novo bank formations and openings. De novo banks typically require 13 to 24 months of operations before becoming profitable, due to the impact of organizational and overhead expenses, the startup phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets.

•	The ability of the Company to obtain liquidity and income from the sale of premium finance receivables in the future and the unique collection and delinquency risks associated with such loans.

•	Failure to identify and complete acquisitions in the future or unexpected difficulties or unanticipated developments related to the integration of acquired entities with the Company.

•	Legislative or regulatory changes or actions, or significant litigation involving the Company.

•	Changes in general economic conditions in the markets in which the Company operates.

•	The ability of the Company to receive dividends from its subsidiaries.

•	The loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank.

•	The ability of the Company to attract and retain senior management experienced in the banking and financial services industries.
The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.
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